Exhibit 99.1
Electric City Corp. Signs Definitive Agreement to Acquire Parke P.A.N.D.A. Corporation
Acquisition Expected to Contribute to Growth by Boosting Sales Platform and Adding Energy
Efficiency Project Management and Operational Expertise
ELK GROVE VILLAGE, IL – May 19, 2006 – Electric City Corp. (AMEX: ELC) announced today that it entered into a definitive agreement to acquire Parke P.A.N.D.A. Corporation – (which does business under the name Parke Industries), a Glendora, California energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. Parke P.A.N.D.A. is owned by Daniel Parke, who currently serves as a director of Electric City. Electric City will acquire Parke P.A.N.D.A. for $3 million cash and $5 million of Electric City common stock (based on the price at which shares are sold in the private placement described below). The acquisition is subject to several conditions, which include Electric City’s raising a minimum of $15 million of additional equity capital, retirement of all of Electric City’s outstanding convertible debt (approximately $6.3 million at March 31, 2006), conversion of all of Electric City’s outstanding Series E Convertible Preferred Stock into common stock, and receipt by Electric City of a favorable fairness opinion from its financial advisor. The acquisition is also subject to obtaining formal approval of Electric City’s board of directors. David Asplund, CEO of Electric City, stated that Electric City anticipates raising the $15 million of capital through a private placement and then plans to make a rights offering to its existing common stockholders following the closing with a target to raise an additional $5 million at the same price per share as the private placement.
“I believe the acquisition of Parke Industries will be a defining transaction for the future growth, development and prosperity of Electric City,” stated David Asplund. “This acquisition brings to Electric City a fast growing profitable business led by a management team with extensive industry experience, expertise, contacts and customers. Parke Industries with its professional and successful sales and marketing history will bring Electric City a proven approach to sell custom engineered energy solutions. This will enhance our existing sales opportunities and bring us professional and experienced sales management and personnel. Parke Industries’ sales design was built and perfected by Dan Parke as he grew his first company from a start up in his garage to over $30 million in annual revenue at a time when energy costs were not the priority they are today. These same sales methods have proven key to the growth and profitability that Parke P.A.N.D.A. has experienced since its start-up in 2002. This sales design is the platform from which Electric City will sell all its integrated products and services. Upon closing, Dan Parke will become the President and Chief Operating Officer of Electric City, responsible for overseeing our combined operations in the some of the highest cost energy markets in the U.S. including New York, Chicago, Salt Lake City, and four offices in California.”
Dan Parke originally founded his predecessor company, in 1983. The company grew to become a national provider of energy services, with 11 branches, 300 employees and over $30 million in annual revenue, providing energy services to commercial, industrial and governmental energy users, including many Fortune 1000 companies throughout the US. In 1998, that company was acquired by SRS, an unregulated subsidiary of Carolina Power and Light (CPL), a Fortune 500 utility. After several years working as an energy efficiency consultant to major corporations, Mr. Parke determined that an attractive opportunity still existed in the energy solutions business, and with David Krueger decided to start Parke P.A.N.D.A in early 2002. Today Parke P.A.N.D.A is experiencing profitable sales growth by providing much-needed energy solutions to businesses throughout California.

Dick Kiphart, Chairman of the Board of Electric City stated “we believe a opportunity exists today for a nationally recognized company that provides energy saving solutions and energy reduction monitoring and control technologies for government, commercial, industrial and utility customers. The U.S. market for energy saving products and technologies for lighting and HVAC systems is believed to exceed $200 billion and is expected to experience strong growth during the coming years. We want to position Electric City to effectively compete for business in this market and the acquisition of Parke P.A.N.D.A. is the first important step toward achieving this goal.”
“The acquisition of Parke P.A.N.D.A will bring Electric City a growing profitable business, a well-trained sales team, project management experience, and operational talent and expertise to significantly grow and expand our business” added David Asplund. “With the additional equity we are seeking, the retirement of our convertible debt and the conversion of our outstanding preferred stock, we anticipate having an improved balance sheet with little debt and one class of equity after the closing. While we work toward these goals, we also anticipate de-listing our common stock from the American Stock Exchange and seeking to have our shares quoted on the OTC Bulletin Board. We are also considering a 1 for 10 reverse stock split. Once we complete the acquisition, we will seek to have the common stock listed on the NASDAQ SmallCapSM Market,” concluded Mr. Asplund.
“We are very excited about joining Electric City,” said Daniel Parke, President of Parke P.A.N.D.A. Corporation. “Collectively, our management teams have completed a review of our two companies, their synergies and collective future opportunities. While independently Parke Industries and Electric City made great strides in selling to sophisticated customers, enabling them to save very meaningful dollars, we have often left significant untapped revenue opportunities on the table by not providing a more complete complement of energy solutions for those same customers. With lighting and HVAC representing over 60% of most commercial and industrial facilities’ energy costs, the combination of our two companies can provide a platform to enable us to offer local, regional and national customers services and technologies to address their lighting and HVAC energy management needs, increasing the value of each customer relationship to us.” concluded Mr. Parke.
The securities proposed to be sold in the private placement referred to above will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. With respect to the securities proposed to be offered in the rights offering referred to above, this press release does not constitute an offer of such securities for sale.
About Electric City Corp.
Electric City is a developer, manufacturer and integrator of energy savings technologies. Electric City is comprised of two integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Electric City is based in Elk Grove Village, Illinois and is traded on the American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.
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Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “work toward,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to those risks related to the Company’s failure to complete some of all of the transactions described in this news release. Other risks are referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings.